                                                                Exhibit (a)(7)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine which taxpayer identification number to give the payer.

-----------------------------------          ----------------------------------
                                             Give the
For this type of account:                    SOCIAL SECURITY number of--
-----------------------------------          ----------------------------------
1.  An individual's account                  The individual

2.  Two or more individuals                  The actual owner of the account
    (joint account)                          or, if combined funds, any one
                                             of the individuals(1)

3.  Husband and wife (joint                  The actual owner of the account
    account)                                 or, if joint funds, either person(1)

4.  Custodian account of a minor             The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint                   The adult or, if the minor is
    account)                                 the only contributor, the minor(1)


6.  Account in the name of                   The ward, minor, or incompetent
    guardian or committee for                person(3)
    designated ward, minor, or
    incompetent person

7.  a  The usual revocable                   The grantor-trustee(1)
       savings trust account
       (grantor is also trustee)

    b  So-called trust account                The actual owner(1)
       that is not a legal or
       valid trust under State law
-----------------------------------          ----------------------------------

-----------------------------------          ----------------------------------
                                             Give the EMPLOYER IDENTIFICATION
For this type of account:                    number of
-----------------------------------          ----------------------------------
8.  Sole proprietorship account              The Owner(4)

9.  A valid trust, estate, or                Legal entity (Do not furnish the
    pension trust                            identifying number of the
                                             personal representative or
                                             trustee unless the legal entity
                                             itself is not designated in the
                                             account title.)(5)

10. Corporate account                        The corporation

11. Association, club,                       The organization
    religious, charitable,
    educational, or other
    tax-exempt organization
    account

12. Partnership account held in              The partnership
    the name of the business

13. A broker or registered                   The broker or nominee
    nominee

14. Account with the Department              The public entity
    of Agriculture in the name
    of a public entity (such as
    a State or local government,
    school district, or
    prison) that receives
    agricultural program payments

-----------------------------------          ----------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or Employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FOR W-9

                                     PAGE 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, Form W-7, Application for IRS Individual Taxpayer Identification Number (for individuals ineligible to obtain a U.S. Social Security number) or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments of interest and dividends include the following:

-    A corporation.
-    A financial institution.
- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan, or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
-    The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
-    An international organization, or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-    A real estate investment trust.
-    A common trust fund operated by a bank under section 584(a) of the Code.
-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a) (1) of the Code.
-    An entity registered at all times under the Investment Company Act of 1940.
-    A foreign central bank of issue.
- A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Broker Transactions: All payees listed above, other than an exempt charitable remainder trust, a non-exempt trust described in Section 4947(a)(1) of the Code or a middleman as described above, are exempt payees with regard to broker transactions.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
- Payments of patronage dividends where the amount received is not paid in money.
-    Payments made by certain foreign organizations.
-    Section 404(k) payments made by ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).
- Payments described in section 6049 (b) (5) of the Code to nonresident aliens.
-    Payments on tax-free covenant bonds under section 1451 of the Code.
-    Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A (a), 6045, and 6050A of the Code and Treasury regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.